THIS AGREEMENT made as of the 31st day of December, 2004

BETWEEN:

BRITISH COLUMBIA CANCER AGENCY BRANCH, having an office at Suite 200, 601 West Broadway, Vancouver, BC, V5Z 4C2-

("BCCA")

OF THE FIRST PART

AND:

MOLECULAR DIAGNOSTICS, INC., a Delaware Corporation (formerly named Ampersand Medical Corp.) ("MDI"), **ACCUMED INTERNATIONAL, INC.,** a Delaware Corporation ("AccuMed") and **ONCOMETRICS IMAGING CORP.,** a Yukon Territory Corporation ("Oncometrics")

(MDI, AccuMed and Oncometrics being collectively called the "MDI Group")

OF THE SECOND PART

WHEREAS:

A. Pursuant to the Master Agreement described below BCCA transferred certain rights to technology and patents to Microscan Imaging & Instrumentation Inc. ("Microscan"), now Xillix Technologies Corp. ("Xillix") on and subject to the terms of such agreement and, with the consent of BCCA, Bruno Jaggi and Dr. Branko Palcic, Xillix transferred its rights and obligations under the Master Agreement to Oncometrics;

B. Pursuant to the Monogen License described below Oncometrics agreed to license certain intellectual property included within the Master Agreement to Monogen Inc. ("Monogen");

C. BCCA claims, as more fully set out in an Arbitration Notice dated for reference March 26, 2004 that Oncometrics is in breach of the Master Agreement; Oncometrics does not dispute such claim and in order to facilitate a cost effective settlement of the dispute, BCCA and MDI Group have agreed to enter into this agreement;

NOW THEREFORE in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 *Definitions*

In this Agreement unless something in the subject matter or context is inconsistent therewith, the capitalized terms herein will have the meanings set out below:

(a) *"Affiliate"* shall mean any corporation, limited liability company, partnership, or other business entity controlled by, controlling or in the common control with the recited entities. "Control" shall mean direct or indirect ownership of 50% or more of the voting power of, or 50% or more of the equity interest in, such business entity;

(b) *"Agreement"* means the entire agreement between the parties including Schedules, as amended from time to time with the written approval of the parties;

(c) *"Closing Date"* means the 28th day of January, 2005 or such other date as the parties may mutually agree to;

(d) *"Master Agreement"* means an agreement made as of May 29, 1989 between BCCA, Microscan, Bruno Jaggi and Dr. Branko Palcic whereby rights to certain technology relating to a solid state microscope and analytical cytology device and patents were assigned to Microscan on and subject to the terms of such agreement;

(e) *"Monogen License"* means an agreement made as of December 29, 2000 between Oncometrics, Monogen and Ampersand Medical Corp. whereby Oncometrics agreed to license certain intellectual property including property subject to the Master Agreement to Monogen;

(f) *"Oncometrics Intellectual Property Rights"* shall mean any and all intellectual property rights, patent rights, copyrights, trademarks, trade secrets, information and know-how now or hereafter owned by or controlled by Oncometrics or any other member of the MDI Group or any Affiliate thereof including without limitation Oncometrics Patent Rights and Oncometrics Technical Information;

(g) *"Oncometrics Patent Rights"* shall mean the US and other patents and patent applications listed in Schedule "A" hereto; and other patents and patent applications that issue from the patent applications listed in Schedule "A" hereto; all other patents and patent applications owned by, licensed to or controlled by Oncometrics or any other member of the MDI Group or any Affiliate thereof on the date hereof relating to Oncometrics Intellectual Property Rights; all patents that issue from applications claiming the priority of any of the foregoing patents or patent applications; all continuations, continuations in-part, divisionals, re-examinations, re-issues and extensions of any of the foregoing; and all counterparts of any of the foregoing;

(h) *"Oncometrics Technical Information"* shall mean any and all trade secrets, information and know-how now or hereafter owned by, licensed to or controlled by Oncometrics or any other member of the MDI Group or any Affiliate thereof relating to Oncometrics Intellectual Property Rights, including without limitation any and all software, tools, modules, products and documentation relating to and updates to the foregoing (all in both object and source code form), compositions, ideas, formulas, inventions (whether patentable or not and whether or not reduced to practice), methods, processes, products, techniques, clinical data and reports, technical data and know-how, testing data and specifications, invention records, research records and reports, development reports, experimental and engineering reports, pilot and other product designs, models, prototypes and specifications, product designs and specifications, raw material specifications, quality control reports and specifications, drawings, blueprints and photographs, models, tools and parts, manufacturing and production processes and techniques, and marketing data, reports and studies;

1.2 *Headings*

The division of this Agreement into Articles and Sections and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of the Agreement.

1.3 *Singular, plural, gender and person*

Wherever in this Agreement the context so requires, the singular number shall include the plural number and vice versa and any gender used shall be deemed to include the feminine, masculine or neuter gender and "person" shall mean an individual, partnership, consortium, corporation, joint venture or other entity or government or any agency, department or instrumentality thereof and vice versa.

1.4 *Arms-Length Negotiation*

The parties acknowledge that this Agreement is a product of arms-length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement.

1.5 *No Merger*

The representations, warranties, covenants and agreements contained in this Agreement shall not merge at the closing and shall continue in full force and effect from and after the Closing Date.

1.6 *Schedule*

The following attached Schedule is incorporated in this Agreement and is deemed to be part of this Agreement and any references to this Agreement shall mean this Agreement including such Schedule:

Schedule A - Issued and Allowed Patents and Pending Patent Applications

2. RESTORATION OF ONCOMETRICS

Promptly following execution of this Agreement and prior to the Closing Date, Oncometrics will be restored under the Business Corporation's Act (Yukon) in order to facilitate the transfers described herein. BCCA will apply for the restoration of Oncometrics and will pay all fees payable under the *Business Corporation's Act* (Yukon) incidental to such restoration. MDI Group will execute such documents and provide such assistance as may be reasonably necessary for Oncometrics to be restored.

3. TERMINATION OF MASTER AGREEMENT

MDI Group acknowledges that the MonoGen License was, as alleged in the pending BCCA/Oncometrics arbitration proceeding, in breach of the Master Agreement and that BCCA has the right to terminate the Master Agreement. The breaches of the Master Agreement include but are not limited to:

(a) the MonoGen License was negotiated by a representative of Oncometrics at a time when he knew that, upon execution of that license agreement, he would become an employee of MonoGen. This made MonoGen a related party. Oncometrics entered into the MonoGen License without obtaining BCCA's written consent, a violation of Article 9.4 of the Master Agreement;

(b) Oncometrics failed to pay BCCA 20% of the gross revenue derived from the MonoGen License. This constituted a violation of Article 5.2 of the Master Agreement; and

(c) the MonoGen License did not ensure that MonoGen would observe and perform similar terms and conditions to those contained in the Master Agreement so far as they were capable of observance or performance by MonoGen, including the provisions for royalties, payment of royalties and accounting, best efforts to market products, use of name, insurance and other provisions. This constituted a violation of Articles 5.2 and 16.1 of the Master Agreement.

These violations of the Master Agreement are grounds for BCCA to terminate Oncometrics' rights under the Master Agreement and MDI Group acknowledges BCCA has given proper notice of such breaches and MDI Group have not rectified such breaches. MDI Group agree to accept formal notice of termination of the Master Agreement upon execution of this Agreement and to transfer the Oncometrics Intellectual Property Rights to BCCA pursuant to and as required by Article 13 of the Master Agreement.

4. TERMINATION OF MONOGEN LICENSE BY MDI

The MDI Group has given MonoGen notice of termination of the MonoGen License. MonoGen has disputed such termination notice. MDI Group covenants not to withdraw such termination notice.

5. REPRESENTATIONS AND WARRANTIES OF MDI GROUP

The MDI Group hereby represent and warrant to BCCA that as of the date hereof and as of the Closing Date:

(a) the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by MDI Group pursuant to hereto and the performance by it of the obligations contemplated hereby have been duly approved and authorized by it and, when

executed, such agreement and documents shall constitute valid and binding agreements on its part, enforceable in accordance with their respective terms and conditions;

(b) neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by MDI Group pursuant hereto, nor the performance by MDI Group of the obligations contemplated hereby violate any applicable statute, law, ordinance, rule or regulation, require any authorization, consent, approval, exemption or other action by or notice to any governmental body or violate, or conflict with, or will result in the creation of any lien, security interest, claim, pledge, license, assessment, restriction, charge or other encumbrance of any nature whatsoever upon the Oncometrics Intellectual Property Rights;

(c) to the best of its knowledge, after due enquiry, Oncometrics has good and marketable title to the Oncometrics Intellectual Property Rights, free and clear of all liens, security interests, claims, pledges, licenses, assessments, covenants, restrictions, charges, or other encumbrances of any nature whatsoever save and except for the MonoGen License, the security interest on certain Oncometrics patents granted to MonoGen under the December 23, 2002 agreement between MonoGen, AccuMed, Oncometrics and MDI, the purchase and rights agreement between MDI and Waddell Developments Ltd. dated September 11, 2002 and the license, service and support agreement between MDI and Perceptronix Medical Inc. dated September 16, 2002. Upon BCCA's request MDI Group will terminate the aforementioned Perceptronix Medical Inc. and Waddell Developments Ltd. agreements. As MDI Group have settled their arbitration with MonoGen, MDI Group will request MonoGen release its security interest described above;

(d) Oncometrics is the owner of all interest, right and title in and to the Oncometrics Intellectual Property Rights. None of the Oncometrics Intellectual Property Rights is subject to any restriction with respect to the transferability thereof and Oncometrics has complete and unrestricted right to transfer same to BCCA pursuant to this Agreement. Neither Oncometrics or any other member of the MDI Group or any Affiliate has any interest, right or title in, to, or under any patent or patent application included within the Oncometrics Intellectual Property Rights.

(e) the Oncometrics Patent Rights currently are in material compliance with all legal requirements including the payment of filing, examination and maintenance fees. No Oncometrics Patent Right has been or is now involved in any interference, re-issue, re-examination or opposition proceeding, and no such proceeding has been threatened in writing. To the knowledge of each member of the MDI Group there is no patent, patent application, printed publication or other prior art of any person that conflicts in any material respect with any Oncometrics Patent Right;

(f) the patents and patent applications listed in Schedule "A" comprise all of the intellectual property rights owned by or licensed to Oncometrics or any other member of the MDI Group or any Affiliate relating to the technology and patents described in the Master Agreement or any intellectual property, patents or technology derived directly or indirectly therefrom or improvements thereto;

(g) no litigation is now pending and to the knowledge of Oncometrics or any Affiliate, no litigation has been threatened with respect to the Oncometrics Intellectual Property Rights alleging Oncometrics or any Affiliate has engaged in any activity or conduct that infringes upon, misappropriates, violates, or constitutes the unauthorized use of any intellectual property rights of a third party or that challenges the ownership, use, validity or enforceability of any Oncometrics Intellectual Property Rights. To the knowledge of MDI Group, no third party is infringing, misappropriating, violating or using any Oncometrics Intellectual Property Rights, other than Monogen pursuant to the MonoGen License, and no claims of the foregoing have been brought against any third party.

6. TRANSFER OF ONCOMETRICS INTELLECTUAL PROPERTY RIGHTS

Upon execution of this Agreement, MDI Group will provide BCCA with a complete list of all Oncometrics Intellectual Property Rights to be transferred to BCCA pursuant to this Agreement. On or before the Closing Date MDI Group shall transfer to BCCA all right, title and interest it has in the Oncometrics

Intellectual Property Rights in accordance with Article 13 of the Master Agreement. Such transfer shall include the interests of the MDI Group in the patents and patent applications listed in Schedule A (including the re-written application known as the "Savant" based on the Windows NT Operating System including without limitation all copyright, (including a waiver of moral rights), and source code relating to such application) and all intellectual property and improvements, enhancements and modifications thereto as set out in the computer disk to be supplied by the MDI Group upon execution of this Agreement. MDI Group will not retain any copies of the code. If requested by BCCA, the MDI Group will assist BCCA in obtaining the consents of Bruno Jaggi and Dr. Branko Palcic to such transfers.

7. **ASSIGNMENT AGREEMENTS**

Immediately following execution of this Agreement, MDI Group shall provide BCCA with copies of all documents and materials pertaining to Oncometrics Intellectual Property Rights then existing. This shall include copies of opinions of counsel and any office actions submitted by the patent office pertaining to Oncometrics Intellectual Property Rights. To facilitate the transfers referred to in section 6, MDI Group and in particular Oncometrics will enter into such assignment agreements in a form suitable for registration in the applicable national patent offices as are provided by BCCA patent counsel. Such assignment agreements will contain standard representations and covenants by the assignor. The relevant patent files will be transferred to BCCA's designated patent counsel upon execution of this Agreement.

8. **CONFIDENTIAL INFORMATION**

The MDI Group will treat all confidential information, know-how, trade secrets, copyright or other intellectual property relating to the Oncometrics Intellectual Property Rights being returned to BCCA as confidential information owned by BCCA and shall not disclose such information to any third party without the prior written consent of BCCA.

9. **COVENANT NOT TO SUE**

Provided MDI Group is not in default of any of its obligations under this Agreement, BCCA covenants not to sue MDI Group for entering into the MonoGen License or for any matter relating to the Master Agreement. MDI Group covenants not to sue BCCA for any matter relating to the Master Agreement or to sue BCCA or any licensee of BCCA for infringement of any patent owned by Oncometrics or any other member of the MDI Group or any Affiliate derived from any patent application of any member of the MDI Group or Affiliate to the extent that a claim in any such patent covers an invention within the scope of the Oncometrics Intellectual Property Rights. Provided MDI Group is not in default of any of its obligations under this Agreement, BCCA agrees that it will not bring any suit for infringement against any party who has any equipment manufactured or sold by the MDI Group that incorporates any of the Oncometrics Intellectual Property Rights. The MDI Group will provide BCCA with a list of the equipment sold and agrees not to sell any further equipment incorporating the Oncometrics Intellectual Property Rights. If MDI Group learns at any time of any infringement or misappropriation or threatened infringement or misappropriation of any Oncometrics Intellectual Property Rights, MDI Group shall promptly give written notice to BCCA of any such infringement or misappropriation.

10. **BCCA'S CLAIM AGAINST MONOGEN**

This Agreement will not affect in any way any claims BCCA has or may have against MonoGen. In the event BCCA advances any claims against MonoGen and MonoGen, in turn, advances a claim against any member of the MDI Group for contribution or indemnity, such claim by MonoGen will be the exclusive responsibility of the MDI Group and will not affect this Agreement, BCCA's action against MonoGen or the terms of the covenant not to sue granted by BCCA to the MDI Group and by MDI Group to BCCA. At BCCA's request, the MDI Group will work cooperatively with BCCA to obtain the return of any patents and patent applications assigned by Oncometrics to MonoGen pursuant to the MonoGen License and will support BCCA's claim against MonoGen for termination of the MonoGen License and any security interest MonoGen may have in the Oncometrics Intellectual Property Rights however any reasonable legal fees incurred by MDI Group in participating in any legal action brought by BCCA, will be at BCCA's expense.

11. **DISCONTINUANCE OF ARBITRATION PROCEEDINGS**

Subject to section 13, BCCA will discontinue the arbitration proceeding and will not pursue MDI for costs of the arbitration following completion by MDI Group of all covenants, obligations and agreements of MDI Group herein contained.

12. WESTERN ECONOMIC DIVERSIFICATION FUND

The MDI Group will authorize BCCA and its counsel to release information to Western Economic Diversification Fund about the Oncometrics settlement and BCCA's understanding of Oncometrics financial situation. BCCA will also authorize its counsel to release information to Western Economic Diversification Fund about the Oncometrics settlement and advise Western Economic Diversification Fund of BCCA's understanding of the Oncometrics' financial situation.

13. TERMINATION

In the event MDI Group are in breach of its obligations under this Agreement BCCA shall be entitled to terminate this Agreement upon notice to MDI Group. Such termination shall be without prejudice to any of its rights, remedies or actions at law or in equity including the right to claim for damages arising from or related to any default by Oncometrics or any member of the MDI Group under the Master Agreement or this Agreement and in the event of such termination BCCA shall have the right to commence legal action in a court of law and/or to continue with the pending arbitration or commence new arbitration proceedings at any time arising out of any breach of the Master Agreement or this Agreement by any member of the MDI Group.

14. GENERAL

14.1 *Resolution of Disputes*

Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of their obligations hereunder may be submitted by either party for determination through arbitration under the *Commercial Arbitration Act* (British Columbia). The arbitration will be governed by the British Columbia International Commercial Arbitration Centre in accordance with its "Domestic Commercial Arbitration Rules of Procedure" ("BCIAC Rules"). The arbitration shall be conducted by a single arbitrator appointed in accordance with BCIAC Rules in Vancouver, BC and the award of the arbitrator including any award as to costs will be final and binding on the parties. The reference to arbitration will not preclude a party from applying to a British Columbia court of competent jurisdiction for interlocutory or interim relief.

14.2 *Indemnity*

MDI Group shall jointly and severally indemnify and save harmless BCCA and its directors, officers, employees, servants and agents from and against any and all losses, claims, demands, damages, actions, causes of action, costs and expenses (including legal expenses as calculated as between a solicitor and his or her own client) that BCCA may sustain or incur at any time, either before or after the termination of this Agreement, arising directly or indirectly out of any breach of this Agreement or term or covenant by MDI Group or any inaccuracy or breach of any of its warranties or representations herein. This indemnity will survive termination of the Agreement.

14.3 Survival of Obligations

The representations, warranties, covenants and agreements of MDI Group contained herein shall survive the Closing Date and shall continue in full force and effect for the benefit of BCCA until such time if any as all obligations of MDI Group have been performed.

14.4 *Expenses*

All costs and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

15. *Entire Agreement*

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

16. *Counterparts*

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart, agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

17. *Joint and Several Obligations*

Each and every covenant, representation or warranty of MDI Group contained herein shall be a joint and several covenant, representation or warranty of MDI, AccuMed and Oncometrics.

17.1 *Governing Law*

This Agreement and any dispute arising out of or in connection with the Master Agreement and this Agreement shall be governed by and construed and interpreted exclusively in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia. Subject to section 14.1 the parties hereby agree to attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

17.2 *Successors and Assigns*

This Agreement enures to the benefit of and binds the parties and their respective successors and assigns.

17.3 *Further Assurances*

Each party will execute and deliver promptly all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions of this Agreement. In the event due to inadvertence or otherwise MDI Group fails to transfer any Oncometrics Intellectual Property Rights to BCCA at closing, MDI Group shall hold such intellectual property rights in trust for BCCA and shall promptly transfer same to BCCA upon request by BCCA.

17.4 *Notices*

All notices, requests and other communications required or permitted to be given hereunder shall be deemed to have been duly given and to be effective if mailed, three (3) business days after being deposited in a post as registered postage prepaid and if delivered or sent by facsimile communication on the date of delivery or by sending it by facsimile to the other party at the following address:

(a) If to MDI, AccuMed or Oncometrics:

c/o MDI Group
414 N. Orleans Street
Suite 800
Chicago, Illinois
60610

Attention: Peter Gombrich
Fax Number: (312) 222-9580

(b) If to BCCA:

British Columbia Cancer Agency Branch
Suite 200
601 West Broadway
Vancouver, BC
V5Z 4C2

Attention: Dr. Sam Abraham
Fax Number: (604) 877-6063

17.5 *Severability*

Each provision of this Agreement is intended to be severable and if any provision is determined by a court of competent jurisdiction to be illegal or invalid or unenforceable for any reason whatsoever such provision shall be severed from this Agreement and will not affect the legality, validity or enforceability of the remainder of this Agreement.

17.6 *Enurement*

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by MDI Group without the prior written consent of BCCA.

17.7 Assignment

Without the prior written consent of the other party, no party to this Agreement may assign, transfer or encumber this Agreement.

17.8 *Time of Essence*

Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties as of the day and year first above written.

BRITISH COLUMBIA CANCER AGENCY BRANCH

Per:

____

MOLECULAR DIAGNOSTICS, INC.

Per: [signature]

ACCUMED INTERNATIONAL, INC.

Per: [signature]

ONCOMETRICS IMAGING CORP.

Per: [signature]